UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2004

ACTIVANT SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-49389	94-2160013
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

804 LAS CIMAS PARKWAY
AUSTIN, TEXAS 78746
(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (512) 328-2300

Item 5. Other Events and Regulation FD Disclosure.

     On May 6, 2004, Activant Solutions Inc. (the “Company”) issued a press release announcing that it had mailed a notice of redemption for any and all of its outstanding 9% senior subordinated notes due 2008 at a redemption price equal to 103% of their aggregate principal amount together with interest accrued to June 3, 2004, the redemption date. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

99.1	Press Release dated May 6, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.
Date: May 6, 2004	By:	/s/ Greg Petersen
Greg Petersen
Senior Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release

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